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                             COMMERCIAL LEASE

THIS AGREEMENT, made this 14th day of May, 1993 by and between the Douglas Greenfield IRA Trust, as Landlord, and Vital Images, Inc., as Tenant:

WITNESSETH: That the said Landlord does hereby demise and lease to Tenant and Tenant does hereby hire for Landlord the following described premises:

  The South Eighty-two (82) feet of Lots Nine (9) and Ten (10) in Block Eighteen (18), Henn, Williams, and Company's Addition to the City of Fairfield, Jefferson County, Iowa (located at 505 North Fourth Street).

  TENANT WILL BE LEASING THE ENTIRE BUILDING.

together with all appurtenances thereto and with easements of ingress and egress necessary and adequate for the conduct of Tenant's business as hereinafter described, for the term of FORTY-EIGHT (48) months, running and including the 1ST day of JUNE, 1993, for the use in Tenant's regular business of computer software development and marketing or in any other legitimate business, subject to the terms and conditions of this lease.

AMOUNT OF RENTAL Tenant covenants to pay Landlord at Landlord's address at 808 North 'B' Street, Fairfield, Iowa 52556, or such other place as Landlord shall designate in writing as rent for said premises, the sum of $5,695 per month, payable in advance commencing on JUNE 1, 1993. Commencing on JANUARY 1, 1994, Tenant shall pay $5,945 per month, payable in advance. Commencing on JUNE 1, 1994, Tenant shall pay $6,195 for remainder of lease period.

COST OF LIVING ADJUSTMENT The aforementioned rent shall increase at 7 percent per lease period at the time of renewal if Tenant exercises option to renew lease.

OPTION OF RENEWAL Tenant shall have the option to extend this lease for one lease period (four years) by giving Landlord written notice of this option to extend 60 days prior to the termination of any lease period.

SECURITY DEPOSIT A security deposit of $1,500 shall be held by the Landlord as security against rent due, damage, failure to fulfill rental obligations, and abandonment by Tenant, and the excess will be returned within 14 days after tenant terminates their tenancy, moves out, and demands its return.

     In addition to the above, Landlord and Tenant mutually covenant and agree as follows:

TENANT'S MAINTENANCE AND REPAIR OF PREMISES Except as hereinafter provided, Tenant shall maintain and keep the interior of the premises in good repair, free of refuse and rubbish, and be responsible for all janitorial services, including trash removal, and shall return the same at the expiration or termination of this lease in as good condition as received by Tenant, ordinary wear and tear excepted. LANDLORD REQUIRES TENANT TO USE CHAIR MATS WITH ALL DESK CHAIRS. Tenant is required to turn lights off after business hours with the exception of necessary


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security lights. If alterations, additions, and/or installations have been made by Tenant as provided for in this lease, Tenant shall not be required to restore the premises to the condition in which they were prior to such alterations, additions, and/or installations except as hereinafter provided. TENANT SHALL KEEP SIDEWALKS AND STEPS FREE OF SNOW AND ICE FOR SAFE USAGE FOR TENANT'S PERSONNEL, GUESTS, AND CUSTOMERS.

TENANT'S ALTERATIONS, ADDITIONS, INSTALLATIONS, AND REMOVAL THEREOF Tenant may, at its own expense, either at the commencement of or during the term of this lease, make such alterations in and/or additions to the leased premises including alterations as may be necessary to fit the same for its business, only upon first obtaining the written approval of Landlord as to the additions and/or alterations as well as the materials to be used and the manner of making such alterations and/or additions. Landlord has the right to withhold approval, without cause, of alterations and/or additions proposed to be made by Tenant.

     All alterations, additions, or installations shall become the property of Landlord without liability on Landlord's part to pay for the same, excluding equipment.

LANDLORD'S MAINTENANCE AND REPAIR OF PREMISES Landlord shall, without expense to Tenant, maintain and make all necessary repairs to the foundations, load bearing walls, furnace, water heater, air conditioner, roof, gutter, downspouts, water mains, gas and sewer lines, sidewalks, and parking lot, on or appurtenant to the leased premises, upon Landlord reasonably determining the necessity therefore.

UTILITIES Tenant shall pay all charges for water, gas and electricity, and all other utilities consumed by Tenant upon the leased premises.

PARKING The tenants in the top two floors are assigned the parking area on the west side of the building only. The tenants in the ground floor are assigned the parking on the south side of the building only.

OBSERVANCE OF LAWS Tenant shall duly obey and comply with all public laws, ordinances, rules or regulations related to the use of the leased premises, and shall maintain its business in such a manner as will increase insurance rates of Landlord on premises.

DAMAGE BY FIRE, ETC. DAMAGE REPAIRABLE WITHIN ONE HUNDRED EIGHTY (180) DAYS. In the event the said premises shall be damaged by fire, storm, water, or other unavoidable cause to an extent repairable in the reasonable judgment of Landlord within one hundred eighty (180) days from the date of such damage, Landlord shall forthwith proceed to repair such damage. During the period of repair, Tenant's rent shall abate in whole or in part depending upon the use of said premises for the normal purposes of Tenant's business. In the event that Landlord shall fail to promptly commence repair of such damage, or having commenced the same shall fail to prosecute such repair to completion with due diligence after notice from Tenant, Tenant may at Tenant's option upon fifteen (15) days written notice to Landlord, make or complete such repair and deduct


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the cost thereof from the next ensuing installment or installments of rent payable under this lease.

     DAMAGE NOT REPAIRABLE WITHIN ONE HUNDRED EIGHTY (180) DAYS. In the event the said premises shall be damaged by fire, storm, water, or other unavoidable cause, to an extent not reasonably repairable within one hundred eighty (180) days from the date of such damage in the judgment of the Landlord this lease shall terminate as of the date of such damage.

SIDEWALK ENCUMBRANCES Tenant shall neither encumber nor obstruct the sidewalk in front of, or any entrance to, the building on the leased premises.

SIGNS Tenant shall have the right to erect, affix, or display such sign or sign advertising the business as Tenant may consider necessary or desirable, SUBJECT TO APPROVAL BY LANDLORD, and that same is in conformity with other signs of tenants of neighboring property, subject to all applicable municipal ordinances and regulations with respect thereto.

TERMINATION BY REASON OF DEFAULT In the event that either of the parties hereto shall fail to perform any covenant required to be performed by such party under the terms and provisions of this lease, including Tenant's covenant to pay rent, and such failure shall continue unremedied or uncorrected for a period of fifteen (15) days after the service of written notice upon such party by the other party hereto, specifying such failure, this lease may be terminated, at the option of the party serving such notice, at the expiration of such period of fifteen (15) days; provided, however, that such termination shall not relieve the party so failing from liability to the other party for such damages as may be suffered by reason of such failure.

CONDEMNATION In the event that the leased premises shall be taken for public use by the city, state, federal government, public authority or other corporation having the power of eminent domain, then this lease shall terminate as of the date on which possession thereof shall be taken for such public use, or, at the option of the Tenant, as of the date on which the premises shall become unsuitable for Tenant's regular business by reason of such taking. If only a part of the lease premises shall be taken and Tenant shall remain a tenant of the building, the rent shall be abated proportionately.

ASSIGNMENT Tenant may not assign this lease or sublet the premises or any part thereof without the written consent of Landlord which shall not be unreasonably withheld. If any assignment or sublease is made by Tenant with Landlord's consent, Tenant shall remain liable as surety under the terms hereof notwithstanding such assignment or sublease. Landlord has granted consent to allow Tenant to sublease the ground floor of the building for the initial year of the lease or part thereof. Sublease may be to any one or more persons. Landlord shall be permitted to assign this lease.

TAXES Landlord shall pay all taxes, assessments, and charges which shall be assessed and levied upon the leased premises or any part thereof during the said term as they become due.

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TENANT'S LIABILITY INSURANCE  During the term of this lease, Tenant at his own expense shall carry public liability insurance reasonably sufficient to protect Tenant from liability.

DISPUTE BY ARBITRATION   With the exception of actions seeking injunctive
relief which may also be brought in any court of competent jurisdiction, any disputes hereunder shall be settled by arbitration in Fairfield, Iowa in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment thereon may be entered in any court of competent jurisdiction.

LANDLORD'S RIGHT TO ENTER PREMISES Tenant shall permit Landlord and Landlord's agents to enter at all reasonable times to view the state and condition of the premises or to make such alterations or repairs therein as may be necessary for the safety and preservation thereof, or for any other reasonable purposes. Tenant shall also permit Landlord or Landlord's agents, on or after sixty (60) days next preceding the expiration of the term of this lease, to show the premises to prospective tenants at reasonable times, and to place notices on the front of said premises, or on any part thereof, offering the premises for lease or for sale.

TERMINATION OF LEASE Signing of this lease terminates any previous lease between Landlord and Tenant as of June 1, 1993.

QUIET ENJOYMENT Upon the Tenant performing its obligations under this lease, Tenant shall peaceably hold and enjoy the determined premises for the term of this lease free from molestation, eviction, or disturbance by the Landlord.

ATTORNMENT AGREEMENT If any mortgages presently exist on the property, Landlord will obtain an attornment agreement from the mortgagee within 45 days whereby the mortgagee agrees to recognize this lease if it succeeds to possession of the property. Tenant will have the right to record a short form of the lease if Tenant deems it necessary to protect its lease as against failed mortgages.

AND IT IS MUTUALLY UNDERSTOOD AND AGREED that the covenants and agreement herein contained shall inure to the benefit of and be equally binding upon the respective executors, administrators, heirs, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

            TENANT                                    LANDLORD
            ------                                    --------

VITAL IMAGES, INC.


/s/ ELIZABETH KOEHLER                    /s/ DOUGLAS W. GREENFIELD
-------------------------------------    -------------------------------------
AUTHORIZED OFFICER WITH POWER AND        DOUGLAS W. GREENFIELD
AUTHORITY TO BIND ABOVE COMPANY


                             COMMERCIAL LEASE
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